AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                              ON FEBRUARY 16, 2001

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                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934.

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Filed by a Party other than the Registrant [_]

Check the appropriate box:
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            Rule 14a-6 (e) (2))
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       [X] Definitive Additional Materials
       [_] Soliciting Material Under Rule 14a-12


                                 SUMMIT BANCORP.
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                       N/A
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    (NAME OF PERSON (S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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NY2:\1015974\01\LRX$01!.DOC\78455.0045
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      [_]   Fee paid previously with preliminary materials:

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                          [Summit Bancorp. Letterhead]

                                                           February 16, 2001



Dear Fellow Shareholder:

We have previously sent to you proxy material for the Special Meeting of Shareholders of Summit Bancorp to be held on February 26, 2001. Your Board of Directors has approved and unanimously recommends that shareholders vote FOR the merger with FleetBoston Financial Corporation.

Approval of the merger requires the affirmative vote of at least a majority of the votes cast at the Special Meeting. In order to have a quorum at the Special Meeting, a majority of the outstanding shares of Summit common stock on the record date must be present, in person or by proxy. Your vote is important, no matter how many or how few shares you may own. If you have not yet voted, please vote today. You are encouraged to cast your vote by telephone or Internet by simply following the easy instructions on the enclosed proxy card or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Thank you for your support.


Sincerely,

/s/ T. Joseph Semrod

T. Joseph Semrod
Chairman, President and Chief Executive Officer